Exhibit (a)(5)(c)

Confidential Project Volt Fairness Opinion 16 June 2024

Disclaimer The following materials are confidential and have been prepared by UBS Securities LLC (“UBS”) for the Transaction Committee of the Board of Directors of Allego N.V. (the “Company”) using financial information supplied by, or on behalf of the Company and other publicly available information. This material does not purport to contain all information that may be required for the Company to make a decision on a potential transaction or strategy and the Company should not rely upon the materials in making such a decision. This material was prepared for a specific use by the Company and was not prepared with a view to public disclosure or to conform with any disclosure standards under securities laws or otherwise. The Company should not construe the contents of these materials as legal, tax, accounting or investment advice.
It should be understood that any estimates, valuations and/or projections contained in the accompanying material were prepared or derived from information supplied by the Company and public sources without the assumption by UBS of responsibility for any independent verification thereof. Accordingly, neither UBS nor any of its officers, directors, employees, affiliates, advisors, agents or representatives warrants the accuracy or completeness of any such information, including, without limitation, the accuracy or achievability of any such estimates, valuations and/or projections. Actual results may vary from such estimates, valuations and/or projections and such variations may be material. The contents of these materials are based upon conditions as they existed and could be evaluated as of the date hereof and except where otherwise indicated, speak as of the date hereof. By delivering these materials, UBS does not undertake any obligation to update any of the information or the conclusions contained herein or to correct any inaccuracies which may become apparent. These materials do not constitute an opinion by UBS as to the fairness to the Company or its shareholders of the terms of any actual or proposed transaction involving the Company.
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Selected market data

Valuation Summary

Stock price *(14-June-24)*	$0.74 / €0.69
% of 52-week high	*23.0%*
NOSH *(#m)*	271
Diluted Shares Outstanding *(#m)*[1]	276
Equity Value	**€190m**
Cash *(Dec-23)*	(45)
Total Debt[2] *(Dec-23)*	434
Other Adjustments[3] *(Dec-23)*	1
Enterprise Value	**€581m**

Shareholder structure[4]

	Number of Allego Ordinary Shares	% of Allego Ordinary Shares
Meridiam (1)	197,837,067	73.0%
E8 Investor (1)	41,097,994	15.2%
Apollo	18,706,989	6.9%
Total insider	**257,642,050**	**95.1%**
Free float	13,368,740	4.9%
Total	**271,010,790**	**100%**

Selected commentary

1. Meridiam holds irrevocable voting power of attorney granted by E8 Investor to Meridiam
2. €400m A&R credit facility entered into in December 2022 consisting of €8.4m not drawn as of 31-Dec-2023
3. Includes €20m minimum cash requirement which may reduce total liquidity as per the May Plan

Capitalisation as of 31-Dec-23

	€m
Cash	(45)
Total Debt	434
Net debt position	**390**
Net Debt/EBITDA 23A	*26.3x*
Total Debt/EBITDA 23A	*29.3x*

Liquidity position as of 31-Dec-23

		Maturity	Amount
Cash on balance sheet *(Dec-23)*		na	45
Availability under existing facility[5]	2	Dec-27	8
Total liquidity	3		**53**

UBS

Sources: Company filings and FactSet as 14 June 2024

Notes: Share price converted using $/EUR exchange rate of 0.93567 as of 14 June 2024

1 Accounts for a net dilutive effect of 5.3m shares from 5.9m of options with a strike price of €0.12 at the current spot price of €0.69 and 0.5m of RSUs

2 Including €11.9m of short-term debt and €422.3m of long-term debt

3 Includes €0.54m of pension liabilities and €0.36m of minority interests and excludes €26.9m special fee arrangement

4 Shareholder structure as per 2023 20-F and dated as of 31 December 2023

5 The existing facility is still available and a delayed draw facility may be available in the future

2

Share price performance

Share price performance and volume traded since listing[1]



16 May 2022:
Released FY2021 results; Beat internal estimates and reported revenue of €86.3m (+95.9%) and operational EBITDA of €9.3m (10.8% margin)
Share price reaction[2]: 15%
14 Nov 2022:
Released Q3 2022 results; reported revenues of €22.3m (+105.0%) over prior year period
Share price reaction[2]: 3%
5 Jun 2023:
Released Q1 2023 results; reported charging revenue of €27.8m (+166.7%) and operational EBITDA of €8.9m (+493.3%) over prior year period
Share price reaction[2]: -
16 May 2023:
Released FY 2022 results; missed brokers average revenue guidance by 7.7% and reported revenues of €133.9m (+55.2%) over prior year period
Share price reaction[2]: 5%
15 Aug 2023:
Released H1 2023 results; reported revenues of €68.2m (+34.6%) and operational EBITDA of €11.7m (+880.0%) vs H2 2022
Share price reaction[2]: (3%)
14 Nov 2023:
Released Q3 2023 results; reported revenues of €28.6m (+28.2%) over prior year period
Share price reaction[2]: (11%)
1 Apr 2024:
Allego announced it will postpone FY 2023 results
Share price reaction[2]: 6%
16 May 2024:
Released FY 2023 20-F Report
Share price reaction[2]: (4%)
Apr-24
May-24
SPP YTD 2024
1.50
1.30
1.10
0.90
0.70
0.50
Jan-24
Mar-24
Jun-24
(43.5%)
Allego started trading on 17 March 2022
Allego's Share Price (US$)
25.0
20.0
15.0
10.0
5.0
0.0
Volume ('000 shares)
60,000
50,000
40,000
30,000
20,000
10,000
0
Mar-22
Jun-22
Sep-22
Dec-22
Mar-23
Jun-23
Sep-23
Dec-23
Mar-24
Jun-24
Volume
Allego

Average daily traded volume (ADTV) ($m)

ADTV	Since listing[1] ($)	L2Y ($)	L1Y ($)	L6M ($)	L3M ($)	Free float (%)	L1Y volumes/ NOSH (%)	Market Cap. ($m)	Market Cap. (€m)
Allego	**4.08**	**1.00**	**0.29**	**0.33**	**0.54**	**4.9**	**18**	**203**	**190**
Blink	17.95	17.57	16.84	22.34	16.35	91.8	1,261	307	287
ChargePoint	88.13	82.23	48.85	27.45	21.80	91.9	873	774	724
EVgo	15.65	14.11	9.75	7.13	6.16	32.9	263	649	607
Fastned[3]	0.73	0.68	0.54	0.43	0.39	25.1	24	416s	390

Volume weighted Average Price (VWAP) Allego ($)

	L1M	L3M	L6M	L12M
VWAP	0.86	1.32	1.29	1.53

Source: Company filings and FactSet as 14 June 2024
Notes: Share price converted using $/EUR exchange rate of 0.93567 as of 14 June 2024
1 Since Allego's listing date as of 17 March 2022
2 Close of day share price performance
3 Dollarization of share price for comparability converted using $/EUR exchange rate of 0.93567 as of 14 June 2024

UBS

3

Capital markets perspectives Broker views—L1Y # of brokers 4 brokers have halted coverage 5 2 3 2 2 2 2 3 3 1 1 1 1 100 16 80 12 brokers 60Share 100 100 100 100 100 100 100 100 100 100 100 100 100 8 Price % of 40 (US$) 4.00 20 4 0.74 0 0 Jun-23 Jul-23 Aug-23 Sep-23 Oct-23 Nov-23 Dec-23 Jan-24 Feb-24 Mar-24 Apr-24 May-24 Jun-24 Buy Hold Sell Share price Target price Latest brokers recommendations Name Cowen is the only broker that Date TP ($) Rating currently covers Allego, with 4 brokers halting coverage over the past year 23-May-24 4.00 Buy Sources: Company information, broker research and FactSet as of 14 June 2024 4

May Plan assumptions

Element	Description
Business plan	• Allego business plan for the years 2024E-2045E delivered to the Transaction Committee on 06-May-24 (the "May Business Plan") • Balance sheet data as of 31-Dec-2023 • Forecast terminal year capex expenditure adjusted as per Transaction Committee guidance
2045 adjusted capex	• **Replacement capex**: Assumed at €363m, 5.7% of sales at TV based on: – 10 years useful life of a charger – 30,950 total chargers to be replaced–3,095 chargers per year – €44.6K charger equipment cost for Ultra Fast Type 1 (Low Voltage) charger–€69.2K in 2045 at compounded inflation multiplier of 1.55 – €72.2K charger equipment cost for Ultra Fast Type 2 (Medium Voltage) charger–€111.8K in 2045 at compounded inflation multiplier of 1.55 – €9k installation cost–€13.9K in 2045 at compounded inflation multiplier of 1.55 – Ultra Fast Type 2 (Medium Voltage) charger represent c.92% of total chargers in 2045 • **No growth capex assumed** • **No maintenance capex assumed as included in the opex**

Source: Management forecast

UBS

5

May Plan projections CAGR CAGR 24E-35E 24E-45E Financial metrics (€m) 2024E 2025E 2026E 2027E 2028E 2029E 2030E 2031E 2032E 2033E 2034E 2035E 2040E 2045E (%) (%) Total revenue 168 234 234 292 397 533 597 740 951 1,234 1,541 1,874 3,787 6,220 24.5% 18.8% ok/w charging revenue 143 178 208 277 382 518 581 725 935 1,218 1,524 1,857 3,777 6,211 26.2% 19.7% o/w service revenue 25 56 26 15 15 15 16 16 16 16 17 17 10 9 (3.3%) (4.6%) Operational EBITDA 39 67 71 104 162 239 228 299 409 560 721 895 1,466 2,467 32.9% 21.8% Operational EBITDA margin (%) 23.3 28.8 30.2 35.8 40.9 44.9 38.2 40.4 43.0 45.3 46.8 47.8 38.7 39.7 Capex 32 22 32 60 110 172 159 213 310 327 353 353 490 663 24.5% 15.6% Capex as % of sales 18.8 9.5 13.5 20.6 27.8 32.2 26.6 28.8 32.6 26.5 22.9 18.8 12.9 10.7 Unlevered free cash flow1 (1) 47 34 26 19 14 28 21 8 102 202 336 658 1,267 21.8% 2 17.9% 3 Source: Management forecast Notes: 1 Defined as NOPAT + D&A less change in NWC and capex where operational EBITDA is used to calculate the NOPAT 2 2025E-35E CAGR 6 3 2025E-45E CAGR

Valuation summary

Current price $0.74 | Meridiam offer price $1.70 (EV $888m)

Methodologies	Metric	"May Plan" (€m)	Implied share price ($)[1]	EV (€m)	EV ($m)	Reference
Discounted cashflow analysis	Forecast to 2045		0.49 – 2.49	516 - 1,035	552 - 1,106	• **WACC:** 17.5%–22.5% • **PGR:** 1.75%–2.25%
Selected comparable companies analysis	Sales 24E	168	- – 1.58	231 - 800	246 - 855	• **Min:** 1.4x 24E Sales (Blink) • **Max:** 4.8x 24E Sales (Fastned)
	Sales 25E	234	- – 1.29	250 - 724	267 - 774	• **Min:** 1.1x 24E Sales (Blink) • **Max:** 3.1x 25E Sales (Fastned)
	Sales 26E	234	- – 0.27	183 - 460	196 - 492	• **Min:** 0.8x 26E Sales (Blink) • **Max:** 2.0x 26E Sales (Fastned)
	EBITDA 26E	71	0.30 – 0.75	467 - 585	499 - 625	• **Min:** 6.6x 26E EBITDA (Fastned) • **Max:** 8.3x 26E EBITDA (EvGo)
For reference only	52-week low–high		0.57 – 3.06	538 - 1,184	575 - 1,265	• **Min:** $0.57 L52W intraday share price low (15-Mar-24) • **Max:** $3.06 L52W intraday share price high (20-Sep-23)
	Selected premiums paid[2]		0.84 – 1.39	608 - 749	650 - 801	• **Min:** 22% 25%ile • **Max:** 102% 75%ile

UBS

Sources: Management forecast, Company filings, FactSet as of 14 June 2024

Notes: "-" represents negative share price

1 EV to EqV bridge includes €11.9m of short-term debt, €422.3m of long-term debt, €0.54m of pension liabilities and €0.36m of minority interests; NOSH consists of 271.0m of outstanding shares and 6.3m of total employee options and RSUs as of 31-Dec-2023 accumulated at different share prices (treasury stock method)

2 Applied on spot price

7

Discounted cashflow analysis

Key assumptions

Valuation date	30-June-24
Tax rate (%)	*25.8*
WACC (%)	*20.0*
Terminal value	
PGR (%)	*2.0*
Implied undiscounted TV / Sales (x)	1.3

Key financials

(Dec year-end, in €m)	2024E	2025E	2026E	2027E	2028E	2029E	2030E	2035E	2040E	2045E	TY
Revenues	**168**	**234**	**234**	**292**	**397**	**533**	**597**	**1,874**	**3,787**	**6,220**	**6,345**
growth (%)	*16.6*	*39.2*	*0.1*	*24.7*	*35.9*	*34.3*	*12.0*	*21.6*	*12.5*	*9.4*	*2.0*
EBITDA (normalized)	**39**	**67**	**71**	**104**	**162**	**239**	**228**	**895**	**1,466**	**2,467**	**2,487**
margin (%)	*23*	*29*	*30*	*36*	*41*	*45*	*38*	*48*	*39*	*40*	*39*
Depreciation & amortization	(38)	(41)	(47)	(48)	(57)	(71)	(86)	(195)	(358)	(538)	(330)
EBIT (normalized)	**2**	**26**	**24**	**56**	**105**	**169**	**142**	**700**	**1,108**	**1,929**	**2,156**
Taxes	(0)	(7)	(6)	(14)	(27)	(43)	(37)	(181)	(286)	(498)	(556)
Effective Tax rate (%)	*(25.8)*	*(25.8)*	*(25.8)*	*(25.8)*	*(25.8)*	*(25.8)*	*(25.8)*	*(25.8)*	*(25.8)*	*(25.8)*	*(25.8)*
NOPLAT	**1**	**19**	**18**	**42**	**78**	**125**	**105**	**519**	**822**	**1,431**	**1,600**
add D&A	38	41	47	48	57	71	86	195	358	538	330
as % of sales	*22.4*	*17.6*	*20.0*	*16.6*	*14.4*	*13.2*	*14.4*	*10.4*	*9.5*	*8.7*	*5.2*
(increase)/decrease in NWC	(8)	8	1	(4)	(6)	(10)	(4)	(25)	(32)	(39)	(9)
as % of change in sales	*(33.9)*	*12.6*	*1,030.3*	*(7.6)*	*(5.7)*	*(7.4)*	*(6.2)*	*(7.5)*	*(7.6)*	*(7.3)*	*(7.1)*
Less Capex	**(32)**	**(22)**	**(32)**	**(60)**	**(110)**	**(172)**	**(159)**	**(353)**	**(490)**	**(663)**	**(363)**
as % of sales	*18.8*	*9.5*	*13.5*	*20.6*	*27.8*	*32.2*	*26.6*	*18.8*	*12.9*	*10.7*	*5.7*
o/w growth[3]	(32)	(22)	(32)	(60)	(94)	(139)	(142)	(339)	(373)	(416)	-
as % of sales	*18.8*	*9.5*	*13.5*	*20.6*	*23.8*	*26.1*	*23.8*	*18.1*	*9.9*	*6.7*	-
o/w replacement	0	0	0	0	(16)	(33)	(17)	(14)	(116)	(247)	(363)
as % of sales	–	–	–	–	*4.1*	*6.1*	*2.8*	*0.8*	*3.1*	*4.0*	*5.7*
Unlevered FCF	**(1)**	**47**	**34**	**26**	**19**	**14**	**28**	**336**	**658**	**1,267**	**1,558**

Valuation summary

Present value of	**€m**	**% total**
Cash flows	527	*74%*
Terminal value	188	*26%*
Enterprise value	**715**	
EV-bridge items[1]	(391)	
Equity Value	**324**	
NOSH[2]	277	
Price per share (€)	**1.17**	
Price per share ($)	**1.25**	
Current price ($)	0.74	

Implied share price ($)

		WACC (%)		
		17.5	**20.0**	**22.5**
PGR (%)	**1.75**	2.44	1.24	0.49
	2.00	2.46	1.25	0.49
	2.25	2.49	1.26	0.50

Sources: Management forecast, Company filings, FactSet as of 14 June 2024

Notes: Share price converted using $/EUR exchange rate of 0.93567 as of 14 June 2024

1 Including €11.9m of short-term debt and €422.3m of long-term debt; includes €0.54m of pension liabilities, €0.36m of minority interests

2 Accounts for a dilutive effect net of 5.3m shares from 5.9m of options with a strike price of €0.12 and 0.5m of RSUs accumulated at different share prices

3 Grid, canopies, transformers and additions

UBS

8

Selected comparable companies analysis Market 24E–26E Capex as % of Sales Cap EV Revenue growth (%) CAGR EBITDA margin (%) (%) (€m) (€m) 2024E 2025E 2026E (%) 2024E 2025E 2026E 2025E 2026E May Plan 190 581 16.6 39.2 0.1 18.0 23.3 28.8 30.2 9.5 13.5 CPOs 607 526 354.0 38.0 38.0 39.5 nm 2.4 14.1 32.8 28.5 390 445 160.3 57.6 57.6 55.6 16.2 21.2 29.7 42.4 33.8 Mean/Median 257.1 47.8 47.8 47.5 16.2 11.8 21.9 37.6 31.2 Integrated charge point providers 287 217 176.3 28.3 36.5 32.3 nm 2.3 11.7 7.1 n/a 724 765 13.7 27.4 27.7 27.6 nm nm 4.9 3.2 2.8 Mean/Median 95.0 27.8 32.1 30.0 nm 2.3 8.3 5.2 2.8 Overall mean (excluding Allego) 176.1 37.6 40.0 38.8 16.2 8.6 15.1 21.4 21.7 Overall median (excluding Allego) 168.3 34.6 37.3 35.9 16.2 2.4 12.9 20.0 28.5 Sources: Company information, management forecasts and FactSet as of 14 June 2024 Note: Comparable companies selected based on their business models of providing EV charging infrastructure and services for electric vehicles Negative multiples and margins presented as “nm” Share price converted using $/EUR exchange rate of 0.93567 as of 14 June 2024 9

Selected comparable companies analysis (cont’d) EV/Revenue (x) EV/EBITDA (x) Share Price Market Cap EV (Local) (€m) (€m) 2024E 2025E 2026E 2026E May Plan $0.74 190 581 3.5 2.5 2.5 8.2 CPOs $2.04 607 526 2.3 1.6 1.2 8.3 €20.30 390 445 4.8 3.1 2.0 6.6 Mean/Median 3.5 2.4 1.6 7.4 Integrated charge point providers $3.04 287 217 1.4 1.1 0.8 6.7 $1.69 724 765 1.6 1.3 1.0 nm Mean/Median 1.5 1.2 0.9 6.7 Overall mean (excluding Allego) 2.5 1.8 1.2 7.2 Overall median (excluding Allego) 1.9 1.4 1.1 6.7 Sources: Company information, management forecasts and FactSet as of 14 June 2024 Note: Comparable companies selected based on their business models of providing EV charging infrastructure and services for electric vehicles EBITDA multiples >20x presented as “nm” Share price converted using $/EUR exchange rate of 0.93567 as of 14 June 2024 10

Select precedent premia paid

	Target	Acquirer	Date announced	Date closed	Sector	Cash/offer per share (US$)	Share price at announcement[1] (US$)	Premium to closing share price (%)
	Matterport, Inc.	CoStar Group, Inc.	22-Apr-24	na	Technology	5.50	1.74	216
	AdTheorent Holding Company, Inc.	Novacap Management, Inc.	1-Apr-24	na	Business Services	3.21	3.21	0
★	Agiliti, Inc.	Thomas H. Lee Partners, L.P.	26-Feb-24	7-May-24	Healthcare	10.00	7.64	31
	ZeroFox Holdings, Inc.	Haveli Investments	6-Feb-24	13-May-24	Technology	1.14	0.92	25
	Daseke, Inc.	TFI International Inc.	22-Dec-23	1-Apr-24	Transportation	8.30	4.91	69
	Cerevel Therapeutics Holdings, Inc.	AbbVie Inc.	6-Dec-23	na	Healthcare	45.00	35.59	22
★	Rover Group, Inc.	Blackstone Inc.	29-Nov-23	27-Feb-24	Business Services	11.00	8.50	29
	LiveVox Holdings, Inc.	Nice Ltd.	4-Oct-23	22-Dec-23	Technology	3.74	3.34	12
	POINT Biopharma Global Inc.	Eli Lilly and Company	3-Oct-23	27-Dec-23	Industrial	12.50	6.69	87
	Hostess Brands, Inc.	The J. M. Smucker Company	11-Sep-23	7-Nov-23	Consumer Goods	34.25	28.11	22
	Whole Earth Brands, Inc.	Ozark Holdings	26-Jun-23	na	Consumer Goods	4.00	3.12	56
	Embark Technology Inc.	Applied Intuition Inc.	25-May-23	2-Aug-23	Technology	2.88	3.01	(2)
★	Cvent Holding Corp.	Blackstone Inc.	14-Mar-23	15-Jun-23	Technology	8.50	7.40	15
	Berkshire Grey, Inc.	SoftBank Group Corp.	10-Feb-23	20-Jul-23	Industrial	1.40	1.71	(18)
	Atlas Technical Consultants, Inc.	GI Partners	31-Jan-23	19-Apr-23	Business Services	12.25	5.47	124

Sources: Company filings, DPD, FactSet. Target Type: Public, Announced Date: on or after 01-Aug-2021

Note:
1 Share price at announcement refers to closing price 1-day prior to announcement

UBS

★ Take-private transaction

11

Select precedent premia paid (cont'd)

	Target	Acquirer	Date announced	Date closed	Sector	Cash/offer per share (US$)	Share price at announcement[1] (US$)	Premium to closing share price (%)
	Volta Inc.	Shell plc	18-Jan-23	31-Mar-23	Business Services	0.86	0.73	18
	Paya Holdings Inc.	Nuvei Corporation	9-Jan-23	22-Feb-23	Technology	9.75	7.79	25
	Vivint Smart Home, Inc.	NRG Energy, Inc.	6-Dec-22	10-Mar-23	Business Services	12.00	8.99	33
★	AgroFresh Solutions, Inc.	Paine Schwartz Partners, LLC	22-Nov-22	31-Mar-23	Industrial	3.00	2.79	8
	Talkspace	Amwell	28-Nov-22	na	TMT	1.50	0.60	150
	Archaea Energy	BP	17-Oct-22	na	GIG	26.00	16.88	54
★	BTRS Holdings Inc	EQT	28-Sep-22	na	FIG	9.50	5.77	65
★	GTY Technology Holdings Inc	GI Partners	28-Apr-22	07-Jul-22	TMT	6.30	2.65	138
★	SOC Telemed, Inc.	Patient Square Capital, L.P.	03-Feb-22	06-Apr-22	Healthcare	3.00	0.64	366
	PAE Incorporated	Amentum Services, Inc.	25-Oct-21	15-Feb-22	GIG	10.05	5.90	70
	Casino.com	DraftKings	09-Aug-21	05-May-22	TMT	18.83	12.27	53
	United Family Healthcare	New Frontier	04-Aug-21	26-Jan-22	Healthcare	12.00	10.88	10
	Overall 25%ile							**17**
	Overall 75%ile							**70**
	Take-privates 25%ile							**22**
	Take-privates 75%ile							**102**

Sources: Company filings, DPD, FactSet. Target Type: Public, Announced Date: on or after 01-Aug-2021

Note:
1 Share price at announcement refers to closing price 1-day prior to announcement

★ Take-private transaction

UBS

12

Appendix

Outstanding shares and EV to EqV adjustments

Share Count (m)		Commentary
Basic NOSH[1]	271.0	• 271,010,790 shares outstanding as of 31st December 2023[1]
Dilutive Effect of Options[2]	5.3	• Dilutive effect from 5.9m of options with a strike price of €0.12 per share and 0.5m of RSUs: – Total dilution: 6.3m – 1.0m[4] = 5.3m
Fully diluted NOSH	**276.3**	

EV - EqV Bridge (€m)		Commentary
Share Price *(14-June-24)*	$0.74 / €0.69	• Share price as of 14th June 2024 taken from FactSet
Equity Value	**190.0**	
Short-term debt[3]	11.9	• Short-term debt consists of €11.9m of short-term lease liabilities[3] taken from the 2023 20-F
Long-term Debt[3]	422.3	• Long-term debt consists of €350.7m of long-term borrowings[3] and €71.6m of long-term lease liabilities[3] taken from the 2023 20-F
Cash & cash equivalents[3]	(44.6)	• Cash & cash equivalents[3] taken from the 2023 20-F
Net Debt	**389.6**	
Unfunded pension obligations[3]	0.54	• Unfunded pension obligations of €0.54m of defined benefit provisions[3] taken from the 2023 20-F
Minority interest[3]	0.36	• Non-controlling interest[3] of €0.36m taken from the 2023 20-F
Enterprise Value	**580.6**	
E8 Special fee arrangement share-based payment provision[3]	[26.9]	• The liability on the balance sheet is calculated based on a weighted probability of potential liquidity events at different points in time based on the latest 3rd party investor interest in the company • The share-based payment to E8 is triggered only in the case of a liquidity event where money is raised from a 3rd party (i.e. not Meridiam), **so this is not included in the EV bridge since Meridiam will be the party to inject capital**

UBS

Sources: Company filings and FactSet as 14 June 2024

Notes: Share price converted using $/EUR exchange rate of 0.93567 as of 14 June 2024

1 Number of outstanding shares as reported in the 2023 20-F on 16 May 2024

2 Assumed at current share price of $0.74 as of 14 June 2024

3 As of 31-Dec-2023

4 All in the money options converted by the treasury shares method nesting at current share price of €0.69 as of 14 June 2024

14